Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

In connection with the Annual Report on Form 10-K of Priced In Corp. (the “Company”) for the fiscal year ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken-Muen Le, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-K for the year ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual  Report on Form 10-K for the year ended September 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of the Company.

PRICED IN CORP.

Date: December 31, 2013

/s/ Ken-Muen Le
Ken-Muen Le
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)